UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On September 3, 2024, the board of directors of Lantheus Holdings, Inc. (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Julie Eastland, an experienced biotechnology and financial executive, to the Board. In connection with Ms. Eastland’s appointment, the size of the Board was increased to ten directors. Ms. Eastland was appointed as a Class I Director for a term expiring at the Lantheus 2025 annual meeting of stockholders and to serve as a member of the Audit Committee.

The Board determined that Ms. Eastland qualifies as an independent director pursuant to the rules of the Nasdaq Stock Market.

Ms. Eastland will enter into a customary indemnification agreement with Lantheus and Lantheus Medical Imaging, Inc., a Delaware corporation and Lantheus’ wholly-owned subsidiary. She will receive compensation for her services on the Board and its Committee in accordance with Lantheus’s current non-employee director compensation practices, comprising of: (i) cash compensation of $60,000 per year for her service as a Director, and $12,500 per year for her service as a member of the Audit Committee, in each case, prorated for partial years of service; (ii) an initial grant consisting of 50% Restricted Stock Units (“RSUs”) and 50% options to purchase Lantheus common stock (the “Options”) valued, in the aggregate, at $266,666.67, which is prorated for the initial partial year of service and will vest in full on the first anniversary of the grant date; and, (iii) as part of the annual equity compensation program for Directors, an annual equity grant commencing in 2025 valued at $400,000, which will vest in full on the first anniversary of the grant date.

There are no arrangements or understandings between Ms. Eastland and any other persons pursuant to which she was appointed as a director, there are no family relationships among any of the Company’s directors or executive officers and Ms. Eastland and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Eastland to the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release entitled “Lantheus Announces Appointment of Julie Eastland as New Board Member,” dated September 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel Niedzwiecki
Name:	Daniel Niedzwiecki
Title:	Chief Administrative Officer and General Counsel

Date: September 5, 2024